Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin Vice President of Marketing and Corporate Communications (856) 810-6210 johnpaolin@hillintl.com	Devin Sullivan Senior Vice President (212) 836-9608 dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports Third Quarter and

First Nine Months 2010 Financial Results

Marlton, NJ – November 3, 2010 – Hill International (NYSE: HIL), the global leader in managing construction risk, announced today financial results for the third quarter and nine months ended September 30, 2010 (see attached tables). Total revenue for the third quarter of 2010 grew to $111.0 million, an increase of 7.6% from the third quarter of 2009. Consulting fee revenue for the third quarter of 2010 was $97.4 million, an increase of 12.3% from the third quarter of 2009. That percentage growth in consulting fees was comprised of a 3.1% organic increase plus 9.2% growth from acquisitions.

Operating profit for the third quarter of 2010 was $6.3 million, a decrease of 22.6% from the third quarter of 2009. Net earnings for the third quarter were $5.1 million (or $0.13 per diluted share based on 39.1 million diluted shares), down 12.6% from the prior year’s quarter.

Total backlog at the end of the third quarter of 2010 increased to $599 million from $569 million at the end of the second quarter of 2010. Twelve-month backlog at the end of the third quarter of 2010 increased to $255 million from $241 million at the end of the second quarter of 2010.

“We are pleased with Hill’s financial performance during the third quarter,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “We continue to see improving markets for our services and we have positive expectations heading into the last quarter of this year and the beginning of next year,” added Richter.

First Nine Months 2010 Results

Total revenue for the first nine months of 2010 rose to $323.7 million, an increase of 3.9% from the first nine months of 2009. Consulting fee revenue for the first nine months of 2010 grew to $280.9 million, also an increase of 3.9% from the first nine months of 2009. That percentage growth in consulting fees was comprised of a 1.4% organic decline offset by 5.3% growth from acquisitions.

Operating profit for the first nine months of 2010 was $13.3 million, a decrease of 30.1% from the first nine months of 2009. Net earnings for the first nine months of 2010 declined to $10.4 million (or $0.26 per diluted share based on 40.1 million diluted shares), down 30.0% from the first nine months of 2009.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group.

Project Management Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services.

Total revenue for the Projects Group during the third quarter of 2010 grew to $85.5 million, an increase of 5.4% over the third quarter of 2009. Consulting fee revenue for the third quarter of 2010 at the Projects Group rose to $72.9 million, an increase of 11.7% from the third quarter of 2009. That percentage growth consisted of an organic 3.4% increase plus 8.3% growth from the acquisitions over the past year of Boyken International, TRS Consultants and the dck Construction Management Division. Operating profit for the Projects Group for the third quarter of 2010 was $10.8 million, a decrease of 11.1% from the third quarter of 2009.

Total revenue at the Projects Group during the first nine months of 2010 grew to $250.8 million, an increase of 2.1% over the first nine months of 2009. Consulting fee revenue for the first nine months of 2010 at the Projects Group rose to $210.4 million, an increase of 1.9% from the first nine months of 2009. That percentage growth was comprised of a 3.5% organic decline, primarily from the winding-down of work on the Iraq Reconstruction Program, offset by 5.4% growth from acquisitions. Operating profit for the Projects Group for the first nine months of 2010 was $24.9 million, a decrease of 25.4% from the first nine months of 2009.

Construction Claims Group. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, cost/damages assessment, delay/disruption analysis, contract review and assessment, adjudication, risk assessment, lender advisory and expert witness testimony services.

Total revenue for the Claims Group during the third quarter of 2010 grew to $25.5 million, an increase of 15.6% over the third quarter of 2009. Consulting fee revenue for the third quarter of 2010 at the Claims Group increased to $24.5 million, up 14.5% from the third quarter of 2009. That percentage change was comprised of an organic 2.2% increase plus 12.3% growth from the acquisition of McLachlan Lister. Operating profit for the Claims Group for the third quarter of 2010 was $2.4 million, an increase of 36.6% from the third quarter of 2009.

Total revenue at the Claims Group during the first nine months of 2010 was $72.9 million, an increase of 10.7% over the first nine months of 2009. Consulting fee revenue for the first nine months of 2010 at the Claims Group was $70.5 million, an increase of 10.5% over the first nine months of 2009. That percentage change was comprised of a 5.4% increase in organic work plus 5.1% acquisition growth. Operating profit for the Claims Group for the first nine months of 2010 was $8.2 million, an increase of 63.9% over the first nine months of 2009.

Stock Repurchase Program

During the third quarter of 2010, Hill purchased approximately 631,000 shares of its common stock pursuant to its previously authorized $40 million Stock Repurchase Program at a cost of approximately $2.6 million, or an average price of $4.15 per share. Since the inception of the program in November 2008, the company has purchased approximately 5,834,000 shares of its common stock for an aggregate purchase price of approximately $24.4 million, or an average price of $4.19 per share.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Thursday, November 4, 2010, at 11:00 am Eastern Time to discuss the financial results for the third quarter and first nine months of 2010. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Conferences and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 2,600 employees in 90 offices worldwide, provides program management, project management, construction management, real estate development, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

EARNINGS RELEASE TABLES

(In 000’s, Except Per Share Data)

(Unaudited)

Consolidated Statements of Earnings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
		(Revised)(1)		(Revised)(1)

Consulting fee revenue	$97,401	$86,697	$280,896	$270,388
Reimbursable expenses	13,623	16,498	42,792	41,085

Total revenue	111,024	103,195	323,688	311,473

Cost of services(1)	53,676	51,148	159,518	156,511
Reimbursable expenses	13,623	16,498	42,792	41,085

Total direct expenses(1)	67,299	67,646	202,310	197,596

Gross profit(1)	43,725	35,549	121,378	113,877
Selling, general and administrative expenses(1)	37,773	31,312	109,537	102,264
Equity in earnings of affiliates	(369)	(3,931)	(1,434)	(7,390)

Operating profit	6,321	8,168	13,275	19,003
Interest expense, net	1,003	511	2,202	1,043

Earnings before provision for income taxes	5,318	7,657	11,073	17,960
Provision (benefit) for income taxes	—	1,636	(40)	2,370

Consolidated net earnings	5,318	6,021	11,113	15,590
Less: net earnings – noncontrolling interests	218	189	672	680

Net earnings attributable to Hill International, Inc.	$5,100	$5,832	$10,441	$14,910

Basic earnings per common share	$0.13	$0.15	$0.26	$0.37

Basic weighted average common shares outstanding	38,673	38,839	39,602	39,911

Diluted earnings per common share	$0.13	$0.15	$0.26	$0.37

Diluted weighted average common shares outstanding	39,123	39,466	40,149	40,292

(1)	In the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the third quarter and nine months ended September 30, 2009 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses by $224,000 and $643,000 for the third quarter and nine months ended September 30, 2009, respectively. There was no effect on operating profit or net earnings.

Selected Segment Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Project Management
Consulting fee revenue	$72,859	$65,255	$210,423	$206,595
Total revenue	$85,483	$81,092	$250,795	$245,613
Gross profit(1)	$30,276	$24,759	$81,945	$80,656
Gross profit as a percent of consulting fee revenue	41.6%	37.9%	38.9%	39.0%
Selling, general and administrative expenses(1)	$19,890	$16,594	$58,514	$54,729
SG&A expenses as a percent of consulting fee revenue	27.3%	25.4%	27.8%	26.5%
Operating profit before equity in earnings of affiliates	$10,386	$8,165	$23,431	$25,927
Equity in earnings of affiliates	369	3,931	1,434	7,390

Operating profit	$10,755	$12,096	$24,865	$33,317
Operating profit as a percent of consulting fee revenue	14.8%	18.5%	11.8%	16.1%

Construction Claims
Consulting fee revenue	$24,542	$21,442	$70,473	$63,793
Total revenue	$25,541	$22,103	$72,893	$65,860
Gross profit	$13,449	$10,790	$39,433	$33,221
Gross profit as a percent of consulting fee revenue	54.8%	50.3%	56.0%	52.1%
Selling, general and administrative expenses(1)	$11,018	$9,010	$31,260	$28,234
SG&A expenses as a percent of consulting fee revenue	44.9%	42.0%	44.4%	44.3%
Operating profit	$2,431	$1,780	$8,175	$4,987
Operating profit as a percent of consulting fee revenue	9.9%	8.3%	11.6%	7.8%

(1)	In the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the third quarter and nine months ended September 30, 2009 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses for Project Management by $140,000 and for Construction Claims by $84,000 for the third quarter ended September 30, 2009 and by $396,000 and $246,000, respectively, for the nine months ended September 30, 2009.

Selected Other Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
		(Revised)(1)		(Revised)(1)

Consulting fee revenue	$97,401	$86,697	$280,896	$270,388
Total revenue	$111,024	$103,195	$323,688	$311,473
Gross profit	$43,725	$35,549	$121,378	$113,877
Gross profit as a percent of consulting fee revenue	44.9%	41.0%	43.2%	42.1%
Selling, general and administrative expenses (excluding Corporate expenses)	$30,908	$25,604	$89,772	$82,963
Selling, general and administrative expenses (excluding Corporate expenses) as a percentage of consulting fee revenue	31.7%	29.5%	32.0%	30.7%
Corporate expenses	$6,865	$5,708	$19,765	$19,301
Corporate expenses as a percent of consulting fee revenue	7.0%	6.6%	7.0%	7.1%
Operating profit	$6,321	$8,168	$13,275	$19,003
Operating profit as a percent of consulting fee revenue	6.5%	9.4%	4.7%	7.0%
Effective income tax rate	0.0%	21.4%	(0.4%)	13.2%

(1)	In the fourth quarter of 2009, the Company began charging a portion of depreciation and amortization expense, which had previously been reflected in selling, general and administrative expenses, to cost of services. As a result, the consolidated statements of earnings for the third quarter and nine months ended September 30, 2009 have been revised to reflect the new accounting procedure. The result of this change increased direct expenses, decreased gross profit and decreased selling, general and administrative expenses (excluding corporate expenses) by $224,000 and $643,000 for the third quarter and nine months ended September 30, 2009, respectively. There was no effect on operating profit or net earnings.

Selected Balance Sheet Data

	September 30, 2010	December 31, 2009

Cash and cash equivalents	$34,289	$30,923
Accounts receivable, net	$165,580	$130,900
Current assets	$217,399	$183,602
Total assets	$341,063	$291,539
Current liabilities	$97,190	$82,657
Total debt	$63,183	$28,244
Stockholders’ equity	$161,867	$159,640

EBITDA Reconciliation

EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter of 2010 was $8.7 million, a decrease of 12.1% from the third quarter of 2009. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income attributable to Hill	$5,100	$5,832	$10,441	$14,910
Interest expense, net	1,003	511	2,202	1,043
Income taxes expense (benefit)	—	1,636	(40)	2,370
Depreciation and amortization	2,579	1,900	7,121	5,414

EBITDA	$8,682	$9,879	$19,724	$23,737